Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Puyi Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share			Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee

Equity	Ordinary shares, $0.001 par value per share, under the 2024 Plan	Rule 457(c) and Rule 457(h)	111,165,518	(2)	US$	5.14	(4)	US$	571,390,762.52	US$	0.00014760	US$	84,337.28
Equity	Ordinary shares, $0.001 par value per share, under the 2018 Plan	Rule 457(c) and Rule 457(h)	16,806,720	(3)	US$	5.14	(4)	US$	86,386,540.80	US$	0.00014760	US$	12,750.65
	Total Offering Amounts							US$	657,777,303.32			US$	97,087.93
	Total Fee Offsets												-
	Net Fee Due											US$	97,087.93

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, every two of which represents three ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-229521).

(2)	Represents the amount of ordinary shares issuable upon vesting or exercise of awards granted or to be granted under the 2024 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2024 Plan.

(3)	Represents the amount of ordinary shares issuable upon vesting or exercise of awards granted or to be granted under the 2018 Plan. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2018 Plan.

(4)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on March 5, 2024 which is within five (5) business days prior to the date of this Registration Statement, and adjusted for the ordinary share-to-ADS ratio.